FOURTH AMENDMENT TO PLAYA HOTELS & RESORTS N.V. 2017 OMNIBUS INCENTIVE PLAN

WHEREAS, Playa Hotels & Resorts N.V. (the “Company”) maintains the Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan, as amended (the “Plan”);
WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s shareholders if and to the extent required by applicable laws (the “Shareholder Approval”);
WHEREAS, the Board desires to increase the number of common shares in the capital of the Company, with a par value of EUR 0.10 per share, reserved for issuance under the Plan (the “Share Increase”) by twelve million (12,000,000) Shares;
WHEREAS, the Board desires to amend the Plan to provide for the Share Increase, as set forth in this fourth amendment to the Plan (this “Fourth Amendment”), effective upon receipt of the Shareholder Approval;
WHEREAS, pursuant to Section 5.2 of the Plan, in order to effectuate the Share Increase, the Shareholder Approval must be obtained; and
WHEREAS, capitalized terms used in this Fourth Amendment but not defined herein shall have the meaning given to them in the Plan.
NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Shareholder Approval, as follows:
1.     Section 4.1 of the Plan is hereby deleted and replaced in its entirety with the following:
4.1 Number of Shares Available for Awards.

Subject to adjustment pursuant to Section 17, and subject to further authorization by the general meeting of shareholders, the maximum number of Shares available for issuance under the Plan shall be twenty-four million (24,000,000) Shares. Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

Except as specifically provided in and modified by this Fourth Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Fourth Amendment, effective upon receipt of the Shareholder Approval.

PLAYA HOTELS & RESORTS N.V.

By:	/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Chairman and CEO